EXHIBIT 23 (p)(2)(t)

LEE FINANCIAL GROUP INC.
LEE FINANCIAL SECURITIES, INC.
CODE OF ETHICS

ATTACHMENT A
Effective:  February 1, 2005
Amended:  January 27, 2014

List of Access Persons
Summer Chun – Wealth Manager
Louis D’Avanzo - Vice President, Portfolio Manager
Christina Morneau-Dyas - Administration
Wendi Ichinose – Marketing Specialist
Teresa Johnson – Director of Institutional Marketing
Diane Kam – Administration
Stephanie Kuwaye - Administration
Lugene Lee - Director, Vice President, Secretary
Terrence Lee - Director, President and CEO
Kathy Lum – Senior Wealth Manager
Barry Magaoay – Senior Wealth Manager
Yuka Marosek – Investment Analyst
Lee Ann Matsuda – V.P of Operations
Charlotte Meyer - Director, Vice President, Treasurer
Lina Nieves - Administration
Nora Simpson - Vice President, CCO, CFO

List of Investment Personnel
Summer Chun – Wealth Manager
Louis D’Avanzo - Vice President, Portfolio Manager
Terrence Lee - Director, President and CEO
Kathy Lum – Senior Wealth Manager
Barry Magaoay – Senior Wealth Manager

Review Officer
Nora Simpson - Compliance Officer

Alternate Review Officer
Terrence Lee – President and CEO, Director